UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust IV

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

See List Below

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(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204
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(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
VegaShares AI Thermal, Cooling & Power Management ETF	The Nasdaq Stock Market, LLC
VegaShares AI Networking ETF	The Nasdaq Stock Market, LLC
VegaShares AI Rack Hardware ETF	The Nasdaq Stock Market, LLC
VegaShares AI Fab Equipment ETF	The Nasdaq Stock Market, LLC
VegaShares AI Compute ETF	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.                         ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.                         ☐

Securities Act Registration file number to which this form relates: 333-285633

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-285633 and 811-24061), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-016840) on August 3, 2026, which is incorporated herein by reference.

The Trust currently consists of 28 registered series. The series to which this filing relates and their IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
VegaShares AI Thermal, Cooling & Power Management ETF	42-2726258
VegaShares AI Networking ETF	42-2668094
VegaShares AI Rack Hardware ETF	42-2704930
VegaShares AI Fab Equipment ETF	42-2704857
VegaShares AI Compute ETF	42-2667993

Item 2. Exhibits

A.	Certificate of Trust dated June 8, 2023, as filed with the state of Delaware on June 8, 2023, for Tidal Trust IV (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
B.	Certificate of Amendment to Certificate of Trust dated September 25, 2023, as filed with the state of Delaware on September 25, 2023, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
C.	Registrant’s Declaration of Trust, adopted as of August 1, 2024, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
D.	Registrant’s By-Laws, effective as of August 1, 2024, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust IV

August 3, 2026

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President